UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2006

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda

(Address of principal executive offices and zip code)

441-294-6350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

1.    ING Credit Facility

On October 27, 2006, Quanta Capital Holdings Ltd. (the ‘‘Company’’) and certain designated subsidiaries entered into a Credit Agreement, dated October 27, 2006, with a syndicate of lenders and ING Bank N.V., London Branch, as the Administrative Agent and Supporting Lender, providing for a secured bank letter of credit facility (the ‘‘ING Credit Facility’’). The ING Credit Facility provides for an aggregate commitment of $240 million for a period of three years terminating on October 27, 2009, pursuant to which the lenders will issue from time to time, to the account of the designated subsidiary borrowers, one or more back-to-back letters of credit naming JPMorgan Chase Bank, N.A. as beneficiary in the face amount equal to the face amount of the outstanding letters of credit under the JPM Credit Agreement (as defined below), and other letters of credit in an aggregate face amount up to the aggregate commitment. The facility is secured by specified investments of the borrowers. Availability for issuances of letters of credit on account of any borrower is based on the amount of eligible investments pledged by the applicable borrower(s) and no material adverse change provisions. Regulatory restrictions will also limit the amount of investments that may be pledged by certain U.S. insurance borrowers and, consequently, the amount available for letters of credit under the facility on account of those borrowers. The Company unconditionally and irrevocably guaranteed all of the obligations of its subsidiaries to the lenders under the ING Credit Facility.

The ING Credit Facility includes customary representations and warranties, affirmative and negative covenants, and events of default. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the ING Credit Facility, and certain defaults of other indebtedness, the Administrative Agent may terminate the obligation of the lenders to make advances and issue letters of credit and declare any outstanding obligations immediately due and payable.

The ING Credit Facility has a financial covenant requiring the Company to maintain a minimum consolidated tangible net worth, as well as covenants restricting the activities of the Company and its subsidiaries, such as the incurrence of additional indebtedness and liens, the sale of assets, and the payment of dividends and other restricted payments.

A copy of the ING Credit Facility is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the ING Credit Facility is a summary description and does not purport to be a complete statement of the parties' rights and obligations under the ING Credit Facility and the transactions contemplated therein, and is qualified in its entirety by reference to the attached copy of the agreement.

2.    JPMorgan Fourth Consent and Amendment

On October 27, 2006, the Company and certain designated subsidiaries also entered into a Fourth Consent and Amendment to Credit Agreement dated October 25, 2006 (the ‘‘Fourth Amendment’’), with a syndicate of lenders and JPMorgan Chase Bank, N.A., as the Administrative Agent, which provided for certain amendments and waivers with respect to the Company's Credit Agreement dated as of July 13, 2004 and amended and restated as of July 11, 2005 (the ‘‘JPM Credit Agreement’’).

The Fourth Amendment, among other things, permanently terminates the lenders' obligations to extend any loan, issue any letter of credit, modify the terms of any existing letter of credit, or otherwise extend any additional credit under the JPM Credit Agreement, releases the liens granted by the Company and the designated subsidiary borrowers and transfers the collateral to the collateral agent under the ING Credit Facility in exchange for a letter of credit issued pursuant to the ING Credit Facility in a stated principal amount equal to 102% of the letters of credit outstanding under the JPM Credit Agreement. Furthermore, the Fourth Amendment reduces certain fees payable under the JPM Credit Agreement and permanently removes most of the covenants contained in the JPM Credit Agreement, including the covenants mandating a maximum leverage ratio, a minimum consolidated net worth, restrictions against the incurrence of additional indebtedness, liens, dividends and other restricted payments, and the requirement that the Company maintain certain insurance ratings. As a result of the Fourth Amendment, the Company is no longer in default under the JPM Credit Agreement.

A copy of the Fourth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Fourth Amendment is a summary description and does not purport to be a complete statement of the parties' rights and obligations under the Fourth Amendment and the transactions contemplated therein, and is qualified in its entirety by reference to the attached copy of the agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01     Financial Statements and Exhibits.

(c)    Exhibits

Exhibit Number	Description
10.01	Credit Agreement dated as of October 27, 2006 by and among Quanta Capital Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto, Barclays Private Clients International Limited, Comerica Bank, and HSH Nordbank AG, London Branch, as Co-Documentation Agents, and ING Bank, N.V., London Branch, as Administrative Agent and Support Lender.
10.02	Fourth Consent and Amendment to Credit Agreement dated October 25, 2006, between Quanta Capital Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto, BNP Paribas, Calyon, New York Branch, Comerica Bank, and Deutsche Bank AG New York Branch, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quanta Capital Holdings Ltd.
Date: October 30, 2006	/s/ Peter D. Johnson
Peter D. Johnson President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
10.01	Credit Agreement dated as of October 27, 2006 by and among Quanta Capital Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto, Barclays Private Clients International Limited, Comerica Bank, and HSH Nordbank AG, London Branch, as Co-Documentation Agents, and ING Bank, N.V., London Branch, as Administrative Agent and Support Lender.
10.02	Fourth Consent and Amendment to Credit Agreement dated October 25, 2006, between Quanta Capital Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto, BNP Paribas, Calyon, New York Branch, Comerica Bank, and Deutsche Bank AG New York Branch, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.